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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 22, 2004

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                           Orleans Homebuilders, Inc.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                    1-6830             59-0874323
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(State or Other Jurisdiction       (Commission         (IRS Employer
     of Incorporation)             File Number)     Identification No.)


One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA                                19020
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(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code: (215) 245-7500
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

                        --------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01              Entry into a Material Definitive Agreement.

            The information set forth in Item 2.03 below is incorporated by reference as if fully set forth herein.

ITEM 1.02              Termination of a Material Definitive Agreement

            The information set forth in Item 2.03 below is incorporated by reference as if fully set forth herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On December 22, 2004, Greenwood Financial, Inc., a wholly-owned subsidiary of Orleans Homebuilders, Inc. and other wholly-owned subsidiaries of Orleans Homebuilders, Inc. (the "Company"), as borrowers, and the Company, as guarantor, entered into a Revolving Credit and Loan Agreement (the "Credit Agreement") for a $500 Million Senior Secured Revolving Credit and Letter of Credit Facility with Wachovia Bank, National Association, Bank of America, N.A., Sovereign Bank, Manufacturers and Traders Trust Company, National City Bank, Firstrust Bank, Guaranty Bank, US Bank National Association, Citizens Bank of Pennsylvania, Commerce Bank, National Association, Suntrust Bank, Amsouth Bank, Franklin Bank, SSB, Comercia Bank and Compass Bank, an Alabama Banking Corporation, as lenders (the "Revolving Credit Facility"). Under and subject to the terms of the Revolving Credit Agreement, the borrowers may borrow and re-borrow for the purpose of financing the acquisition and development of real estate, the construction of homes and improvements, for investment in joint ventures, for working capital and for such other appropriate purposes as may be approved by the lenders. Capitalized terms used below in this Item 2.03 and not otherwise defined have the meanings set forth in the Revolving Credit Agreement.

         The Revolving Credit Facility replaces the Company's July 28, 2004 Bridge Loan Agreement with Wachovia Bank, N.A. In addition, the Company used approximately $388 million of funds available under the Revolving Credit Facility to acquire the real estate assets of Peachtree Residential Properties in Charlotte, North Carolina and to repay substantially all of the outstanding loans of the Company and its wholly-owned subsidiaries from other banks and financial institutions, including without limitation, amounts outstanding under the following, all of which have been effectively terminated: Construction Loan Agreement dated November 7, 2003 by and between Wachovia National Bank, National Association and Orleans at Lambertville, LLC; Master Loan Agreement dated March 9, 2000 by and between Parker & Lancaster Corporation and Bank of America, N.A.; and Loan Agreement ($20,000,000 Revolving Line of Credit - Master) dated May 29, 1998 by and between Parker & Lancaster Corporation and SouthTrust Bank, N.A. Presently, there is $388 million outstanding under the Revolving Credit Facility. In addition, approximately $44 million of letters of credit and other assurances of the availability of funds have been provided under the Revolving Credit Facility.



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         Term; Interest Rate and Availability
         ------------------------------------

         The Revolving Credit Facility has a three-year term and borrowings and advances bear interest on a per annum basis equal to the LIBOR Market Index Rate plus a non-default variable spread ranging from 175 basis points to 237.5 basis points, depending upon the Company's leverage ratio. During the term of the Revolving Credit Facility, interest is payable monthly in arrears.

         The total amount of loans and advances outstanding at any time may not exceed the lesser of the then-current Borrowing Base Availability or the Revolving Sublimit. The Revolving Sublimit initially is $500 million, but under certain circumstances may be increased up to $650 million. The Borrowing Base Availability is based on the lessor of the value or cost of real estate owned by borrowers that has been admitted to the borrowing base. Various conditions must be satisfied in order for real estate to be admitted to the borrowing base, including that a mortgage in favor of lenders has been delivered to the agent for lenders and that all governmental approvals necessary to begin development of for-sale residential housing, other than building permits and certain other permits borrower in good faith believes will be issued within 120 days, have been obtained. Depending on the stage of development of the real estate, the loan to value or loan to cost advance rate ranges from 50% to 90% of the value or cost of the real estate.

         Security
         --------

         As security for all obligations of borrowers to lenders under the Revolving Credit Facility, lenders have a first priority mortgage lien on all real estate admitted to the borrowing base. In addition, the Company has guaranteed the obligations of the borrowers to lenders pursuant to a Guaranty executed by the Company on December 22, 2004. Under the Guaranty, the Company has granted lenders a security interest in any balance or assets in any deposit or other account the Company has with any lender.

         In the event that the Company's Leverage Ratio is less than 2.00:1 as shown on its financial statements for two consecutive quarters, and provided that there exists no event of default or any fact or circumstance that, but for delivery of notice or the passage of time (or both) would constitute an event of default and that certain other conditions are met, upon request, the lenders are obligated to release their mortgage liens granted pursuant to the Revolving Credit Facility. After such a release, the requirements for real estate to be admitted to the borrowing base are decreased and a mortgage in favor of lenders will no longer be required for real estate to be admitted to the borrowing base.

         Covenants
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         The Revolving Credit Agreement contains customary covenants that, subject to certain exceptions, limit the ability of the borrowers and the Company to (among other things):





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                  Incur or assume other indebtedness, except certain permitted indebtedness;

                  Grant or permit to exist any lien, except certain permitted liens;

                  Enter into any merger, consolidation or acquisition of all or substantially all the assets of another entity;

                  Sell, assign, lease or otherwise dispose of all or substantially all of its assets; or

                  Enter into any transaction with an affiliate that is not a borrower or a guarantor under the Revolving Credit Facility, or a subsidiary of either.

         Financial Ratios and Covenants
         ------------------------------

         The Revolving Credit Agreement also contains various financial covenants. Among other things, the financial covenants require that:

                  As of the last day of each fiscal quarter, the ratio of the Company's Adjusted EBITDA to Debt Service for the prior four fiscal quarters be not less than 2.25:1.

                  The Company maintain a minimum Consolidated Adjusted Tangible Net Worth equal to an amount not less than the sum of (i) $140,000,000 plus (ii) an amount equal to fifty percent (50%) of the net income of the Company earned during each fiscal quarter that ends on or after December 22, 2004 plus (iii) all of the net proceeds of equity securities issued by the Company or any of its subsidiaries after December 22, 2004.

                  As of the last day of each fiscal quarter that ends on or before June 30, 2006, the Company's Leverage Ratio not exceed 3.25:1.

                  As of the last day of each fiscal quarter that ends after June 30, 2006, the Company's Leverage Ratio not exceed 3.00:1.

                  As of the last day of each fiscal quarter that ends on or after the date, if any, on which the collateral securing the loans under the Revolving Credit Facility is released in accordance with the terms of the Revolving Credit Agreement, the Company's Leverage Ratio shall not exceed 2.25:1.





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         In addition, the Revolving Credit Agreement contains various financial covenants with respect to the value of land in certain stages of development that may be owned by the Company, a borrower or any subsidiary of the Company or a borrower and limiting the number of units which are not subject to a bona-fide agreement of sale that may be in the inventory of any borrower, the Company or any subsidiary of the Company.

         Defaults
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         The Revolving Credit Agreement provides that, subject to any applicable notice and cure provisions, each of the following (among others) is an event of default:

                  Failure by borrowers to pay when due any amounts owing under the Revolving Credit Facility;

                  Failure by borrowers to observe or perform any promise, covenant, warranty, obligation, representation or agreement under the Revolving Credit Agreement or any other loan document;

                  Bankruptcy and other insolvency events with respect to any borrower or the Company;

                  Dissolution or reorganization of any borrower or the Company;

                  The entry of a judgment or judgments against borrower(s) or the Company: (i) in an aggregate amount that is at least $500,000 in excess of available insurance proceeds, if such judgment or judgments are not dismissed or bonded within 30 days; or (ii) that prevents borrowers from conveying lots and units in the ordinary course of business if such judgment or judgments are not dismissed or bonded within 30 days; or the issuance of any writs of attachment, execution or garnishment against any borrower or the Company;

                  Any material adverse change in the financial condition of a borrower or the Company which causes the lenders, in good faith, to believe the that performance of any of the obligations under the Revolving Credit Agreement is impaired or doubtful for any reason; and

                  Specified cross defaults.

         Upon the occurrence and continuation of an event of default, after completion of any applicable grace or cure period, lenders may demand immediate payment in full of all indebtedness outstanding under the Revolving Credit Facility, terminate their obligations to make any loans or advances or issue any letter of credit, set off and apply any and all deposits held by any lender for the credit or account of any borrower. In addition, upon the occurrence of certain events of bankruptcy or other insolvency events with respect to any borrower or the Company, all indebtedness outstanding under the Revolving Credit Facility shall be immediately due and payable without any act or action by lenders.



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         The foregoing is a summary only of the Revolving Credit Facility, and does not purport to be a complete discussion of the Revolving Credit Facility, the Revolving Credit Agreement or any other loan document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Revolving Credit Agreement and the Company's Guaranty which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

         Wachovia Bank National Association provides cash management services, including operating checking accounts and similar accounts, for the Company.


ITEM 8.01     Other Events.

            On December 29, 2004, Orleans Homebuilders, Inc. issued a press release announcing its completion of the acquisition of certain real estate assets of Peachtree Residential Properties in Charlotte, North Carolina. A copy of the press release is attached hereto as Exhibit 99.1.



ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

       (c)      Exhibits

       The following exhibits are filed with this Current Report on Form 8-K:

       Exhibit
       No.       Description
       -------   -----------

       10.1 Revolving Credit Loan Agreement among Greenwood Financial, Inc. and certain other subsidiaries of Orleans Homebuilders, Inc., Orleans Homebuilders, Inc. and Wachovia Bank, National Association and certain other lenders, dated December 22, 2004.

       10.2     Guaranty by Orleans Homebuilders, Inc., dated December 22, 2004.

       99.1 Press Release of Orleans Homebuilders, Inc. dated December 29, 2004 regarding Peachtree Residential Properties.











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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ORLEANS HOMEBUILDERS, INC.



Dated: December 29, 2004                          By: Joseph A. Santangelo
                                                  -------------------------
                                                  Joseph A. Santangelo
                                                  Chief Financial Officer





















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                                  EXHIBIT INDEX

The following exhibits are filed as part of this Current Report on Form 8-K:
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Exhibit
No.               Item
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10.1*            Revolving Credit Loan Agreement among Greenwood Financial, Inc.
                 and certain other subsidiaries of Orleans Homebuilders, Inc., Orleans Homebuilders, Inc. and Wachovia Bank, National Association and certain other lenders, dated December 22, 2004.

10.2*            Guaranty by Orleans Homebuilders, Inc., dated December 22,
                 2004.

99.1* Press Release of Orleans Homebuilders, Inc. Dated December 29, 2004 regarding Peachtree Residential Properties.









* Filed electronically herewith.